Exhibit 10.3

AMENDMENT TO LEASE AGREEMENT

[OPERATIONS LEASE]

THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of June 1, 2011 with an effective date of April 1, 2010, by and between RBC Center II, GP (“Landlord”), a Tennessee general partnership, successor-in-interest to RBC Center II, LLC, and Reliant Bank (“Tenant”), a Tennessee state-chartered bank.

WITNESSETH

WHEREAS, RBC Center II, LLC and Tenant entered into that certain Lease Agreement dated as of April 1, 2010, also known as the Operations Lease (the “Lease Agreement”); and

WHEREAS, Landlord and Tenant desire to amend the calculation of the Base Rental Adjustment under the Lease Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings set forth in the Lease Agreement.

2. Section 1 of the Lease Agreement is hereby amended to add a new subsection (w) for the defined term “CPI” which shall read as follows:

“(w)	CPI.

The term “CPI” shall mean the Consumer Price Index, all urban consumers, not seasonally adjusted (1982-84 = 100), published by the United States Department of Labor, Bureau of Labor Statistics.”

3. Section 4 of the Lease Agreement is hereby deleted in its entirety and in lieu thereof shall read as follows:

“4.	BASE RENTAL ADJUSTMENT.

The Base Rental Adjustment shall be determined as of each anniversary of the Commencement Date of the Lease Term in the manner hereinafter provided (each such date being hereinafter called an “Adjustment Date,” and each one (1) year period from any given Adjustment Date through the day before the next succeeding Adjustment Date being herein called an “Adjustment Period”). Each such Base Rental Adjustment shall be payable in monthly installments in advance on the first day of every calendar month during the Adjustment Period for which such Base Rental Adjustment was determined. Landlord shall notify Tenant in writing of the monthly amount of the Base Rental Adjustment for each Adjustment Period as soon as practicable.

(a) Subject to subsection (b) below, the Base Rental Adjustment is equal to the lesser of i) 2% (the “percentage increase factor”), or ii) any increase in the CPI as determined by comparing the CPI in effect at the beginning of the Adjustment Period to the CPI in effect at the end of the Adjustment Period (the “Change in CPI”); provided, that

(b) in the event the change in CPI for any applicable Adjustment Period is less than 2%, the difference between 2% and the Change in CPI (the “Cumulative CPI Balance”) shall accumulate in reserve and in the event the change in CPI in any subsequent Adjustment Period during the Term of this Lease exceeds 2%, the Cumulative CPI Balance will be added to the percentage increase factor of 2% such that the Base Rental Adjustment shall then be equal to the lesser of i) 2% plus the Cumulative CPI Balance, or (ii) the Change in CPI. Once the Cumulative CPI Balance is used for any applicable Adjustment Period, the portion so used shall be deducted from the Cumulative CPI Balance for the calculation of the Base Rental Adjustment as to any subsequent Adjustment Date.

4. Landlord and Tenant agree that the Base Rental Adjustment as amended by this Amendment shall apply to the determination of the Base Rental Adjustment for the lease year beginning April 1, 2010 and ending March 31, 2011.

5. Except as provided in this Amendment, all of the terms and conditions of the Lease Agreement shall remain in full force and effect. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee.

6. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective the day and year first above written.

LANDLORD: RBC CENTER II, GP successor by merger to RBC CENTER II, LLC By: /s/ Shabnam Aminmadani Its: President	TENANT: RELIANT BANK By: /s/ J. Daniel Dellinger Its: COO/CFO

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